UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL		60606-6303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 25, 2011, Heidrick & Struggles International, Inc. issued a news release reporting its 2011 third quarter financial results. A copy of the news release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

Item. 8.01. Other Events.

In the course of its periodic review of its corporate records, it has come to the attention of Heidrick & Struggles International, Inc. (the “Company”) that an incorrect version of the Heidrick & Struggles International, Inc. Management Severance Pay Plan and Summary Plan Description (“Management Severance Pay Plan”) is on file with the Securities and Exchange Commission (the “SEC”). The Company is hereby correcting the inadvertent error by filing with the SEC the correct version of the Management Severance Pay Plan. A copy of the Management Severance Pay Plan is included as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Heidrick & Struggles International, Inc. Management Severance Pay Plan and Summary Plan Description as Amended and Restated Effective December 31, 2010.

99.1	Heidrick & Struggles International, Inc. Press Release dated October 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC. (Registrant)

Date: October 25, 2011	By:	/s/ Stephen W. Beard
Name: Stephen W. Beard
Title: Executive Vice President, General Counsel and Corporate Secretary